Exhibit 10.13

RESTRICTED CLASS B COMMON SHARE
OWNERSHIP AGREEMENT

This Restricted Class B Common Share Ownership Agreement (this “Agreement”) is entered into as of [●], 2021 by and between Rumble Inc. (the “Company”), and [NAME] (“Employee”).

RECITALS

WHEREAS, Employee and Rumble USA Inc. (“Rumble USA”), a subsidiary of the Company, are a party to that certain employment agreement (the “Employment Agreement”), dated as of [●], 2021, which sets forth the terms and conditions of Employee’s employment as the Company’s President of Locals Technology, Inc.;

WHEREAS, in satisfaction of Rumble USA’s obligation pursuant to Section 8 of the Employment Agreement, the Company desires to issue to Employee [●] Restricted Class B Common Shares of the Company (the “Restricted Shares”), which Restricted Shares shall have such rights, designations and preferences as are set forth in this Agreement and the Company’s Articles of Incorporation (as amended from time to time, the “Articles”); and

WHEREAS, the Company and Employee desire to enter into this Agreement to evidence certain terms and conditions relating to the issuance of the Restricted Shares;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1. Definition and Construction

(a) Construction. To the extent that any provisions in this Agreement (or portion thereof) conflicts with any provision of the Employment Agreement, this Agreement shall prevail and control. Unless the context requires otherwise:(i) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (ii) references to Sections refer to sections of this Agreement; (iii) references to money refer to legal currency of the United States of America; and (iv) the word “including” means “including without limitation.”

(b) Definitions. In addition to the terms defined in the body of this Agreement, the following capitalized words shall have the meanings indicated below. Other capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Employment Agreement.

(1) “Cause” shall have the meaning ascribed to such term in the Terms of Employment agreement between Employee and Rumble USA, Inc., dated as of [●], 2021.

(2) “Committee” means the Board or the compensation committee of the Board.

(3) “Good Reason” shall have the meaning ascribed to such term in the Terms of Employment agreement between Employee and Rumble USA, Inc., dated as of October 22, 2021.

(4) “Liquidity Event” shall have the meaning ascribed to such term in the Company’s Amended and Restated Stock Option Plan dated October 21, 2021, as may be further amended and/or restated from time to time.

(5) “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto or the Securities Act (Ontario), as applicable.

(6) “Termination” means the termination of Employee’s employment with the Company and its subsidiaries; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Company and its subsidiaries (e.g., Employee ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed to be a Termination hereunder.

2. Restricted Shares.

(a) Issuance. The Company hereby issues to Employee the Restricted Shares for $1.00 in the aggregate (which amount shall be withheld by Rumble USA from a future paycheck). Subject to the restrictions set forth in Section 2(b), Employee shall generally have the rights and privileges of a shareholder as to such Restricted Shares. Cash dividends and share dividends, if any, with respect to the Restricted Shares shall be withheld by the Company for Employee’s account, and shall be subject to forfeiture to the same degree as the Restricted Share to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Repurchase Option.

(1) In the event of Employee’s Termination, then, subject to Section 2(b)(2) below, the Company shall, from such time (as determined by the Company in its discretion), have an irrevocable, exclusive option to repurchase (the “Repurchase Option”) any Restricted Shares that have not yet been released from the Repurchase Option in accordance with Section 2(c) below (the “Unreleased Shares”), for an aggregate purchase price equal to $1.00 (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization) (the “Repurchase Price”). The Repurchase Option shall be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 pm (Toronto time) as of the date that is sixty (60) days following the date of Employee’s Termination, unless the Company declines in writing to exercise the Repurchase Option prior to such time; provided, that, notwithstanding the above, the Repurchase Option shall not be deemed to have been automatically exercised, and shall instead be deemed to become temporarily unexercisable as of such time and date in any case where such automatic exercise would result in a violation of applicable law. The Repurchase Option shall once again be automatically exercised as soon as a violation of applicable law would not result from its exercise unless the Company declines in writing to exercise the Repurchase Option prior to such time.

(2) If the Repurchase Option is exercised or deemed exercised, the Company shall deliver payment to Subscriber by any of the following methods, in the Company’s sole discretion: (i) delivering to Subscriber a cheque in the amount of the Repurchase Price, (ii) cancelling an amount of Subscriber indebtedness to the Company equal to the Repurchase Price, (iii) any combination of (i) or (ii) such that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price.

(3) In the event that the Repurchase Option is exercised or deemed exercised, the sole right and remedy of Employee thereafter shall be to receive the Repurchase Price, and in no case shall Employee have any claim of ownership as to any of the Unreleased Shares being purchased as a result of the exercise or deemed exercise of the Repurchase Option.

(c) Release of Repurchase Option and Restrictions on Transfer. Subject to Employee’s continued employment with the Company or any other member of the Company Group through each applicable vesting date, the Restricted Shares shall be released from the Repurchase Option in substantially equal monthly installments over a 36-month period beginning on [●], 2021, provided that each monthly installment will be delayed further until the expiration of the Lock-Up Period (as defined in Section 3(a) below). Notwithstanding the foregoing, one hundred percent (100%) of the Restricted Shares shall be released from the Repurchase Option in the event Employee’s Termination: (i) by Rumble USA without Cause (other than on account of Employee’s death or disability) or (ii) by the Employee's resignation with Good Reason. No Class B Common Share issued hereunder shall be transferred, sold, disposed of, pledged or hypothecated prior to the date on which such Class B Common Share has been released from the Repurchase Option, except as contemplated pursuant to Section 3(a) hereof.

3. Restrictions on Restricted Shares.

(a) Prohibition on Transfers. Except (i) as otherwise approved by the Committee, vested Restricted Shares may not be sold, transferred, or otherwise disposed (each, a “Transfer”) of during the period (the “Lock-Up Period”) commencing on the date hereof and ending on the earlier of (i) the date that is twelve (12) months after the date on which any equity securities of the Company or any of its affiliates (including an acquirer of the Company by way of a special purpose acquisition company) are publicly traded on an national securities exchange, and (ii) the occurrence of a Liquidity Event; provided, however, that the foregoing restriction shall not apply to any Transfer (A) that is permitted pursuant to Section 3.1 of that certain Right of First Offer and Co-Sale Agreement, dated as of May 14, 2021, by and among the Company, and the other parties named therein (as amended from time to time, the “ROFO & Co-Sale Agreement”), or (B) pursuant to Section 3 of that certain Voting Agreement, dated as of May 14, 2021, by and among the Company and the other parties named therein (as amended from time to time, the “Voting Agreement”). The Company may impose stop-transfer instructions with respect to the Restricted Shares (or securities) subject to the foregoing restriction until the end of such Lock-Up Period.

(b) Permitted Transfers. In connection with any Transfer permitted pursuant to Section 3(a)(A) above and made pursuant to Section 3(c) of the ROFO & Co-Sale Agreement, it shall be a condition prior to any such Transfer that (i) the transferee agrees to be bound by the terms of this Agreement, the ROFO & Co-Sale Agreement, the Voting Agreement and that certain Investors Rights’ Agreement, dated as of May 14, 2021, by and among the Company and the other parties named therein (as amended from time to time, the “Investors’ Rights Agreement”) as though no such Transfer had taken place, and that (ii) Employee has complied with all applicable laws in connection with such Transfer. Employee and the transferee shall execute any other documents reasonably required by the Committee to effectuate such Transfer.

(c) Shareholder Agreements. As a condition to the issuance of the Restricted Shares hereunder, Employee hereby represents that he has executed, and agreed to be bound by the terms and conditions of, the ROFO & Co-Sale Agreement, Voting Agreement and Investors’ Rights Agreement.

4. Corporate Events.

In connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of the Company’s equity securities receive securities of another corporation or other property or cash, (iii) a SPAC Transaction (as defined in the Articles), (iv) a Liquidity Event, or (v) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(a) The assumption or substitution of any or all Restricted Shares in connection with such Corporate Event;

(b) The acceleration of vesting of any or all Restricted Shares, subject to the consummation of such Corporate Event;

(c) The cancellation of any or all Restricted Shares as of the consummation of such Corporate Event; provided that in connection with such cancellation there is a payment in cash to Employee of an amount equal to the number of Restricted Shares being cancelled multiplied by the per-share consideration being paid for the Company’s Class B Common Shares in connection with such Corporate Event; and

(d) The replacement of any or all Restricted Shares with a cash incentive program that preserves the value of the Restricted Shares so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Restricted Shares so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (c) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for Employee to receive property, cash, or securities (or a combination thereof) as Employee would have been entitled to receive upon the occurrence of the transaction if the Restricted Shares has vested immediately prior to such transaction. In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 4, the Committee may require Employee to (A) represent and warrant as to the unencumbered title to the Restricted Shares, (B) bear Employee’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of equity securities of the Company, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

5. Withholding.

As a condition to the vesting (or upon the making of an election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended), Employee shall be required to satisfy, through deduction or withholding from any payment of any kind otherwise due to Employee, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting (or election). The Committee, in its discretion, may permit Class B Common Shares to be used to satisfy tax withholding requirements, and such shares shall be valued at their fair market value as of the vesting (or election), as determined by the Committee in its sole discretion.

6. Employee Representations.

Employee hereby represents and warrants to the Company that:

(a) This Agreement has been delivered by Employee and constitutes the valid and legally binding agreement of Employee enforceable in accordance with its terms against Employee, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time may be in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) considerations of public policy;

(b) Employee has full power and legal right (i) to enter into this Agreement, (ii) to perform its obligations hereunder, and (iii) to consummate the transaction that is the subject of this Agreement;

(c) The execution and delivery of this Agreement and such other documents, instruments, certificates and agreements that are executed and delivered by Employee hereunder (collectively, the “Investment Documents”) and the consummation by Employee of the transactions contemplated by the Investment Documents do not (with or without the giving of notice or the lapse of time or both) conflict with or result in any violation of or default under any material agreement, certificate or other instrument to which Employee is a party or by which Employee is bound;

(d) Employee understands that the Restricted Shares have not been registered under the Securities Act, nor qualified under any state or provincial securities laws, and that they are being offered and issued pursuant to an exemption from such registration and qualification based in part upon Employee’s representations contained herein;

(e) Employee understands that the Restricted Shares are being issued to Employee hereunder in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering;

(f) Employee is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act;

(g) Employee has such knowledge and experience in financial and business matters that Employee is capable of evaluating the merits and risks of the investment contemplated by this Agreement;

(h) Employee is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

(i) Employee further represents that it is relying solely on its own conclusions or the advice of its own counsel or investment representative with respect to tax aspects of any investment in the Company;

(j) Employee has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of the Restricted Shares, other than as expressly contemplated in the ROFO & Co-Sale Agreement, Voting Agreement and/or Investors Rights’ Agreement;

(k) Employee has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s offering to such Employee of the Restricted Shares;

(l) Employee has been afforded full and complete access to the books, financial statements, records, contracts, documents and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company's proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein;

(m) Employee has been informed that the Restricted Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Restricted Shares are first registered under the federal securities laws or unless an exemption from such registration is available;

(n) Employee is acquiring the Restricted Shares for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable securities laws, and Employee has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization; and

(o) Employee is prepared to hold the Restricted Shares for an indefinite period and that Employee is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Restricted Shares from the registration requirements of the Securities Act.

7. Miscellaneous.

(a) Certificates. The Restricted Shares may be evidenced in such a manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of Employee, the Committee may require that (i) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, (ii) the Company retain physical possession of the certificates, and (iii) Employee deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares. Notwithstanding the foregoing, unless otherwise determined by the Committee, in its sole discretion, the Restricted Shares shall be held in book-entry form rather than delivered to Employee pending the release of any applicable restrictions. Share certificate(s) for the Restricted Shares that have been released from the Repurchase Option shall be delivered to Employee at Employee’s request.

(b) No Right to Continued Employment. This Agreement does not confer upon Employee any right to continue as an employee or service provider of the Company or any other member of the Company Group.

(c) Electronic Delivery. Employee agrees that the Company may deliver by email all documents relating to this Agreement or the Restricted Shares and all other documents that the Company is required to deliver to its shareholders (including, without limitation, disclosures that may be required by the U.S. Securities and Exchange Commission). Employee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Employee by email. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which Employee has access).

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

(e) Execution and Delivery. This Agreement may be executed by the parties in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts shall together constitute one and the same agreement.

*          *          *

[Signatures to appear on the following page.]

AS an express condition to the ISSUANCE of RESTRICTED SHARES under this AGREEMENT, Employee hereby agrees to be bound by the terms OF the AGREEMENT.

RUMBLE INC.	[EMPLOYEE]

By:
Signature	Signature

Title:

[Signature page to Restricted Class B Common Share Ownership Agreement]